 Exhibit 10.11

ALCAN EXECUTIVE SHARE OPTION PLAN

THE PLAN

1.         General Information

The Plan was adopted by the Board of Directors and Shareholders effective July 24, 1987 and was amended on April 26, 1990, April 22, 1993, April 28, 2005 and December 8, 2005. Its predecessor plan was originally adopted on February 5, 1981, effective March 26, 1981, by the former parent of the Company.

The purposes of the Plan are to provide a means for encouraging key employees to obtain an increased proprietary interest in the enterprise and an additional incentive to further its growth and development and to assist the Company in retaining and attracting executives with experience and ability.

The Plan provides for the granting to key employees of the Company and its Subsidiaries of Options to purchase Common Shares and, where applicable, SARs. The Committee which administers the Plan may determine in its sole discretion which employees of the Company and its Subsidiaries are eligible to be granted Options.

The Plan is not subject to any of the provisions of the United States Employee Retirement Income Security Act of 1974 nor is it a qualified plan under Section 401(a) of the United States Internal Revenue Code of 1986, as amended.

2.         Definitions

"Alcan Group" means the Company together with its consolidated subsidiaries and other companies in which the Company owns, directly or indirectly, less than 50% of the voting stock but has significant influence over management;

"Board of Directors" means the Board of Directors of the Company;

"Change of Control Event" means any of the following:

1.   the acquisition of direct or indirect beneficial ownership of 50% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

2.   any amalgamation, merger, arrangement, reorganization or consolidation (or substantially similar transactions or series of transactions) in respect of the Company, other than where (a) the Shares of the Company after the transaction would continue to represent two-thirds or more of the combined voting securities of the resulting entity, without a concurrent substantial change in the composition of the Company's Board of Directors, or (b) it is effected for the purpose of implementing a recapitalization of the Company, without there also occurring an acquisition of direct or indirect beneficial ownership of 20% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

3.   the approval by the Company's Shareholders of a plan for the complete or effective dissolution of the Company;

4.   the issuance by the Company of Shares in connection with an exchange offer acquisition if such issuance results in the Shareholders holding less than two-thirds of the combined voting securities of the resulting entity and there is a concurrent substantial change in the composition of the Company's Board of Directors;

5.   the sale of all or substantially all of the assets of the Company, other than (a) to an owner or owners of at least two-thirds of the Company's Shares, or (b) in a manner so that the acquirer is thereafter controlled as to at least two-thirds of its voting securities by the owner or owners of at least two-thirds of the Company's Shares, provided in each case that there is no concurrent substantial change in the composition of the Company's Board of Directors;

6.   the completion of the corporate approvals necessary on the part of the Company to give effect to any amalgamation, merger, arrangement, reorganization, continuance or consolidation (or substantially similar transactions or series of transactions) in respect of the Company pursuant to which the Company will not survive as a stand-alone publicly-traded corporation - without limitation the Company shall be deemed not to have survived as a stand-alone publicly-traded corporation if (a) there is no longer a liquid market for the Shares on the Toronto or New York stock exchanges, (b) more that 50% of the Shares become held by any person or group of associated persons acting together or jointly and in concert, or (c) the Company becomes a subsidiary of another corporation; or

7.   any occurrence pursuant to which individuals who were the incumbent Directors on 1 November 2005 cease for any reason to constitute at least two-thirds of the Company's Board, provided that any individual who became a Director subsequently whose election or appointment was approved by at least two-thirds of the incumbent Directors shall also be considered to be an incumbent Director, but further provided that no individual elected or appointed initially as a result of an actual or threatened proxy contest or solicitation of proxies or in connection with amalgamation, merger, arrangement, reorganization, consolidation or share exchange acquisition transaction (or substantially similar transactions or series of transactions) shall be deemed to be an incumbent Director.

      For the purposes hereof a substantial change in the composition of the Company's Board of Directors shall be any change involving the departure of at least three Directors or any other change pursuant to which the Directors in office prior thereto cease to constitute at least two-thirds of the members of the Board.  In addition, any "change of control event" which occurs for the purposes of a change of control agreement in force between the Company and an employee of the Company or one of its subsidiaries as of the date hereof shall be deemed to be a Change of Control Event hereunder in relation to that employee.

The Chairman of the Committee may, in order to protect the interests of the Optionees if in his reasonable judgement a Change of Control Event has become imminent but has not yet occurred, declare that a Change of Control Event has occurred in relation to the Plan to enable the Optionees to exercise their Options.

"Committee" means the Human Resources Committee of the Board of Directors;

"Common Share" or "Share" means a Common Share of the Company;

"Company" means Alcan Inc.;

"Director" means a Director of the Company;

"Effective Date" means the date on which an Option is granted;

"Holding Period" has the meaning set out in paragraph 11 below;

"Market Value" means the average of the high and low prices of Shares on the Toronto Stock Exchange on the relevant day, or if two or more sales of Shares shall not have been reported for that day, on the next preceding day for which there have been two or more reported sales;

"Option" means an option to purchase Common Shares granted under the Plan;

"Optionee" means a person who has been or is to be granted an Option;

"Option Period" has the meaning set out in paragraph 9 below;

"Plan" means the Alcan Executive Share Option Plan adopted by the Company on July 24, 1987, as amended from time to time;

"Retirement" means (unless otherwise determined by the Committee):

(i)    retirement in accordance with the provisions of those employee benefit plans of the Company or any Subsidiary covering the Optionee, or

(ii)    if the Optionee is not covered by any such plan, as determined by the Committee, or

(iii)   the placing of a terminated Optionee on the Company's non-active payroll in order to permit such Optionee to attain early retirement age;

"Shareholder" means a holder of Common Share(s);

"Stock Appreciation Right" or "SAR" means a right, if granted by the Committee, to receive from the Company, in return for the surrender to the Company of the unexercised right to subscribe for a Share pursuant to an Option, cash in an amount equal to the excess of the Market Value of such Share on the date such right is exercised over the subscription price provided in that Option;

"Subsidiary" means any company in which the Company owns, directly or indirectly, more than 50% of the voting stock;

"Waiting Period" means a period of at least three months commencing on the Effective Date and such additional period, if any, as may be established by the Committee at the time of the grant of the Option, such additional period to be subject to such terms and conditions, including conditions for the earlier termination of such additional period, as the Committee may determine.

"Yearly Allotment" means, in respect of a calendar year, 0.75% of the Shares outstanding as at the end of the previous calendar year.

3.         Administration

The Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.

The Committee shall determine the grant of Options as set out in paragraph 6 below.

4.         Shares Subject to Grant of Options

Subject to applicable laws and stock exchange rules and regulations, the Committee may grant during any calendar year Options in respect of a maximum number of Shares which is the aggregate of:

(i)    the Yearly Allotment, and

(ii)    those portions of all previous Yearly Allotments in respect of which Options have not been granted,

provided that the aggregate number of Shares which may be issued after  March 11, 2005 (in respect of Options already granted up to that date and Options to be granted thereafter) shall not exceed 24,844,630 Shares, subject to adjustment in accordance with paragraph 13, below.

5.         Eligibility

In order to be eligible for the grant of Options by the Committee as provided herein, a person must be an employee of the Company or one of its Subsidiaries.

6.         Grant of Options

The Committee shall from time to time designate the Optionees as well as the number of Shares to be covered by each Option and shall fix the Effective Date of the Option. Any Optionee may hold more than one Option.

7.         Subscription Price

The subscription price for each Share covered by an Option shall be established by the Committee at not less than 100% of the Market Value of a Share on the Effective Date.

8.         Exercise of Option

An Option may be exercised in the manner prescribed by the Committee in whole at any time or in part from time to time during the Option Period or in such amounts and at such times during the Option Period as the Committee may determine. The subscription price of Shares shall be paid in full in cash at the time of exercise of the Option.

9.         Option Period

Each Option shall be exercisable by the Optionee during a period ("Option Period") established by the Committee at the time the Option is granted which shall commence after the Waiting Period and shall terminate not later than ten years after the Effective Date, except that:

9.1   in the case of certain Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law, the Waiting Period shall not be shorter than the period prescribed by such law;

9.2   subject to the Option Period stated above, the Option Period shall terminate not later than five years after the earlier of:

(a)     the death of the Optionee, and

(b)     the Retirement of the Optionee; and

9.3   the Option Period shall (unless otherwise determined by the Committee) terminate immediately upon the resignation of the Optionee or other termination (except if paragraph 9.2 applies) of employment of the Optionee by the Company.

In the case of death, the Optionee's estate shall have the right to exercise the Options at any time with respect to all or from time to time with respect to any portion of the Options which the Optionee had not previously exercised.

All rights under an Option unexercised in whole or in part at the termination of the Option Period shall be forfeited.

10.       Stock Appreciation Rights

Each Option granted under the Plan may, at the discretion of the Committee, have connected therewith SARs in respect of one-half of the Shares covered by the Option.

Each SAR shall be subject to the same terms and conditions as the related Option and shall be exercisable during the Option Period of the related Option except that, in the case of certain Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law, SARs may be exercised only during the periods permitted by such law.

Each exercise of a SAR shall reduce by one the number of Shares covered by the related Option. However, the exercise of an Option will not reduce the number of SARs connected with such Option until one-half of the Shares originally subject to such Option shall have been purchased; thereafter, each exercise of an Option shall reduce the number of SARs connected therewith by the equivalent of the number of Shares subscribed to by reason of such exercise. Unexercised SARs shall terminate on termination of the Option Period, together with the related Option.

11.       Disposal of Shares Acquired

Shares issued pursuant to the exercise of an Option may not be disposed of by the Optionee until the expiry of such period ("Holding Period"), if any, as may be prescribed by the Committee at the time of grant of the Option, except that, if such Holding Period has been prescribed:

11.1    in the event of the exercise of an Option by the estate of a deceased Optionee, the estate may dispose of the related Shares immediately;

11.2    in the event of the exercise of an Option after the Retirement of the Optionee, the Optionee may dispose of the related Shares immediately;

11.3    the Committee may, in the light of special circumstances affecting an Optionee and at its discretion, waive any Holding Period which has been prescribed in respect of such Option; and

11.4    notwithstanding the above, in the case of certain Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law, the Holding Period shall not be shorter than the period, if any, prescribed by such law.

12.       Non-assignable

No Option or any interest therein shall be assignable by the Optionee otherwise than by will or the laws of descent and distribution. During the life of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's legal representative.

13.       Effects of Certain Transactions

In the event of any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar corporate change, an equitable adjustment shall be made in the number or kind of Shares issuable under the Plan or subject to outstanding Options or SARs and/or in the subscription price of such Shares and/or in the formula for determining cash payable upon the exercise of SARs. Such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

14.       Amendment and Termination

The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan in whole or in part, provided however that the Board of Directors may not, without approval of the holders of a majority of the Shares present and voting in person or by proxy at a meeting of Shareholders of the Company, make any fundamental changes to the Plan such as materially increase the benefits accruing to Optionees (including repricing of Options other than pursuant to paragraph 13, the extension of an Option Period, the reduction of the exercise price but excluding waiver in respect of Waiting Periods and similar conditions), or increase the number of Shares issuable pursuant to the Plan, or materially modify the requirements as to eligibility for participation in the Plan. No such amendment, suspension or termination may, without the consent of the Optionee to whom Options shall theretofore have been granted, adversely affect the rights of such Optionee.

15.       Condition for Issuance of Shares

The obligation of the Company to issue Shares pursuant to the exercise of Options shall be subject to the condition that such Shares shall have been registered with the Securities and Exchange Commission, Washington, D.C., U.S.A. and shall have been listed or authorized for listing upon the relevant stock exchanges.

16.       Change of Control

Upon the occurrence of a Change of Control Event, all Options shall become immediately exercisable and all Waiting Periods and Holding Periods shall be waived, provided that Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law shall be subject to such law.

17.       Taxes

The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or Shares deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and the Company may defer making payment or delivery as to any award, if any such tax is payable, until indemnified to its satisfaction. An Optionee may pay all or a portion of any required withholding taxes arising in connection with the exercise of an Option by electing to have the Company withhold Shares having a fair market value equal to the amount required to be withheld.

18.       Governing Law

The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.